Exhibit 32.2

Mestek, Inc.

260 North Elm StreetWestfield,
Massachusetts 01085

        (Certification Issued Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

I, Stephen M. Shea, certify that:

1.	I am the Chief Financial Officer of Mestek, Inc.

2.	I have read the quarterly report of Mestek, Inc. filed on Form 10-Q for the quarter ending September 30, 2003 (the “Report”), including the financial statements contained in the Report.

3.

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Mestek, Inc. for and as of the period described.

Date: November ___, 2003

         /S/ Stephen M. Shea

         Stephen M. SheaChief
Financial OfficerMestek,
Inc.